Exhibit 23.1

Schwartz Levitsky Feldman llp
Chartered Accountants
Toronto, Montreal, Ottawa

                  CONSENT OF SCHWARTZ LEVITSKY FELDMAN LLP

The undersigned, Schwartz Levitsky Feldman llp, Chartered Accountants hereby consent to the use of our name and the use of our opinion dated July 5,1999 on the consolidated financial statements of The WideCom Group Inc. ("the Company") included in the General Form for Registration of Securities-Form SB2 being filed by the Company.


Toronto, Ontario
October 7, 1999

                                       /s/ Schwartz Levitsky Feldman llp
                                       ---------------------------------
                                           Chartered Accountants

1167 Caledonia Road
Toronto, Ontario M6A 2x1
Tel: 416-785-5353
Fax: 416-785-5663